                                                                   EXHIBIT 10.13

                  COLLABORATIVE PRODUCT DEVELOPMENT AGREEMENT
                  -------------------------------------------

                              Bioreactor Assembly
                                      and
                                   Tubing Kit

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
1.   Responsibilities of Aastrom...........................................  2
     1.1   Project Management..............................................  2
     1.2   Specifications..................................................  2

2.   Responsibilities of Company...........................................  2
     2.1   Design Collaboration............................................  2
     2.2   Delivery of Products............................................  3
     2.3   Maintenance of Adequate Facilities and Manufacturing Practices..  3
     2.4   No Subcontracting...............................................  4
     2.5   Inventory Insurance.............................................  4
     2.6   Transit.........................................................  4
     2.7   Financial Condition.............................................  4

3.   Acceptance Procedures.................................................  4

4.   Compensation..........................................................  5

5.   Company's Warranty....................................................  5

6.   Records; Inspection...................................................  5

7.   Patent Infringement; Insurance........................................  6
     7.1   Patent Infringement.............................................  6
     7.2   Insurance.......................................................  6

8.   Exclusivity...........................................................  6
     8.1   Continuing Prohibition..........................................  6
     8.2   No Similar Product..............................................  6
     8.3   Disclosure......................................................  6

9.   Ownership of Technology; Confidentiality..............................  7
     9.1   Ownership of Technology.........................................  7
     9.2   Confidential Information........................................  7
           (a)  Title to Confidential Information and Related Documents....  8
           (b)  Nondisclosure or Use of Confidential Information...........  8
           (c)  Protection of Confidential Information.....................  8

           (d)  Confidential Information.................................... 8
     9.3   Other Design Contractors......................................... 8
     9.4   Privacy of Agreement............................................. 9

10.  Term................................................................... 9

11.  Default and Termination................................................ 9
     11.1  Breach........................................................... 9
     11.2  Remedy........................................................... 10

12.  Miscellaneous.......................................................... 10
     12.1  Independent Contractors.......................................... 10
     12.2  Causes Beyond Control............................................ 10
     12.3  Successors and Assigns........................................... 10
     12.4  Applicable Law................................................... 11
     12.5  Severability..................................................... 11
     12.6  Entire Agreement; Modification and Waiver........................ 11
     12.7  Counterparts..................................................... 11
     12.8  Dispute Resolution............................................... 11
     12.9  Notices.......................................................... 11

Exhibits:
--------

     A    Description of Product
     B    Company's Project Plan
     C    Specifications for the Product
     D    Manufacturing Drawings

                  COLLABORATIVE PRODUCT DEVELOPMENT AGREEMENT
                  -------------------------------------------

                              Bioreactor Assembly

                                      and

                                   Tubing Kit


     This Agreement (the "Agreement") is entered into as of 11/8, 1994, by and
                                                            ----
between Aastrom Biosciences, Inc., a Michigan corporation ("Aastrom"), and Ethox Corp., a New York corporation ("Company").

                                    RECITALS
                                    --------

     A. Aastrom is in the final stages of research and development for a proprietary, manually operated, bioreactor assembly and custom tubing kit (collectively hereinafter referred to as the "Product" and individually referred to as the "Bioreactor" or the "Tubing Kit"). The Product is more fully described on Exhibit A attached hereto.

     B. Aastrom has completed working prototype models of the Product; and Aastrom now needs to obtain pre-production units of the Product for laboratory and clinical evaluation.

     C. Company has expertise and experience in the development and manufacture of medical products which are somewhat similar to the Product. Company is prepared to collaborate with Aastrom for completing the necessary design work on the Product to enable Company to manufacture the Product.

     D. Company has prepared a Project Plan, attached hereto as Exhibit B, which specifies the Company's resources and activities to be applied and used for performing this Agreement. Said Project Plan includes Company's pricing and an estimate of the time, materials and costs for Company to perform under this Agreement as the design stood at the time on April 10, 1994. With changes in the design and specifications it is contemplated that Company pricing and estimates will be subject to change.

     E. Aastrom has contracted with Roecker Design Group, and Aastrom may also contract with other design specialists for assistance with specified aspects of the Product (collectively called the "Other Design Contractors"), subject to the provisions hereof.

                                   AGREEMENT

     NOW, THEREFORE, the parties hereby agree as follows:

          1.   Responsibilities of Aastrom.
               ---------------------------

               1.1  Project Management.  Aastrom shall be responsible for
                    ------------------
overall project management relating to the development of the Product.

               1.2  Specifications.  Aastrom shall collaborate with Company and
                    --------------
the Other Design Contractors on completing the design work for the Product. With assistance from Company as more fully described in Section 2 below, Aastrom shall develop the final specifications and functional requirements for the Product, including applicable test criteria (the "Specifications"). It shall be solely Aastrom's responsibility to assure that the Specifications are safe and effective and to make the decision that the Specifications are complete. Upon completion of the Specifications, Aastrom shall promptly provide Company with a copy of the Specifications, and if the parties mutually agree, the Specifications shall be attached as Exhibit C hereto. Prior to completion of the Specifications, the parties shall use the preliminary design specifications referenced on Exhibit C.

          2.   Responsibilities of Company.
               ---------------------------

               2.1  Design Collaboration.  Company shall collaborate with
                    --------------------
Aastrom and the Other Design Contractors to assist Aastrom in completing the design work for the Product. Company shall perform its responsibilities under this Agreement in accordance with the Project Plan attached hereto as Exhibit B; provided, however, it is understood that with changes in the design and specifications, it is contemplated that Company's pricing and estimates of time, materials and costs will be subject to change. Without limiting the foregoing, Company shall:

                    (a) Assist Aastrom with respect to planning for all manufacturing issues that are likely to arise in connection with the design work and development of the Product, including issues relating to the manufacturing process development and validation, component sourcing, and the creation of Device Master record documentation requirements.

                    (b) Prepare working drawings in accordance with the Specifications for manufacturing and testing the Product (the "Manufacturing Drawings"), which Manufacturing Drawings shall be owned by Aastrom and shall, subject to the prior written approval of Aastrom and Company, ultimately be attached hereto as Exhibit D. Said Manufacturing Drawings shall include the Device Master Record and (i) specifications for component parts to be acquired from specified vendors, (ii) drawings and specifications for component parts,
(iii) test and acceptance procedures and criteria, (iv) subassembly specifications, drawings and requirements, and (v) product specific manufacturing procedures, routing and processes. Said Manufacturing Drawings may reference general policies and procedures of Company, such as Company's quality system; and Company's general policies and procedures shall remain the property of Company. As modifications are made from time to time to the Manufacturing Drawings by mutual agreement, Company shall furnish to Aastrom an updated copy thereof.

                    (c) Prepare a gamma sterilization validation plan and conduct the required laboratory tests to achieve a 10/-6/ sterility assurance level for the Product.

                    (d) To the extent required for submittal to the U.S. Food and Drug Administration ("FDA") for Aastrom's IDE and/or PMA, prepare a detailed description of Company's manufacturing methods, processes, procedures and facility applicable to Aastrom's Product.

               2.2  Delivery of Products. Following Aastrom's determination that
                    --------------------
the Manufacturing Drawings prepared by Company are in accordance with the Specifications, Company shall manufacture and deliver to Aastrom at its Ann Arbor, Michigan facility a number of the prototypes of the Products, in compliance with the Specifications and the Manufacturing Drawings, for use in clinical tests of the Product. The exact number of the Product to be manufactured, and the delivery schedule thereof, shall be as specified by Aastrom in separate purchase orders, subject to Company's approval, which approval will not be withheld unreasonably. Said purchase orders normally will be for 15 units of the Bioreactor at a time, with delivery to be within three weeks, and for 150 units of the Tubing Kit at a time, with delivery to be within eight weeks. The pricing on said purchase orders shall be in accordance with the pricing set forth in Exhibit B; provided, however, it is understood that with changes in the design and specifications, it is contemplated that Company's pricing and estimates of time, materials and costs will be subject to change. As Aastrom's tests of the Product proceed, and depending on the outcome of those tests, Aastrom may place additional purchase orders for the same or larger lot sizes of the Product; and Company shall manufacture and sell said additional units of the Product on the same terms and conditions as set forth above.

               2.3  Maintenance of Adequate Facilities and Manufacturing
                    ----------------------------------------------------
Practices. Company shall maintain adequate personnel and facilities to perform
---------
its obligations under this Agreement. Company shall manufacture and assemble all of the Product in an environment where good manufacturing practices ("GMP") are followed. Inasmuch as Company's FDA facility registration and inspection record are extremely important to Aastrom's ability to obtain prompt FDA approval for the Product, Company hereby agrees to use its best efforts to maintain in good standing all appropriate FDA facility registrations and inspection records. Company shall immediately report to Aastrom in writing any adverse events, circumstances, or potential problems relating to Company's FDA registrations and inspections that could adversely affect availability or approval of the Product. Company shall allow Aastrom and its agents (such agent to be acceptable to Ethox, with approval not to be unreasonably withheld) to review and inspect Company's facilities, FDA compliance files, and correspondence to and from the FDA regarding inspections, registrations, and audits that pertain to the Product or the Aastrom's regulatory submission. To the extent Aastrom shall determine that European Economic Community standards apply to Company's facility and manufacturing practices for units of the Product to be used in Europe, Aastrom will provide details of said standards to Company, and Company shall make every reasonable effort to comply with said standards.

          2.4  No Subcontracting.  No part of Company's obligations under this
               -----------------
Agreement which are being subcontracted by Company will be changed without Aastrom's approval if such change would impact Aastrom's FDA approval, without the prior written approval of Aastrom.

          2.5  Inventory Insurance.  All inventory of components and materials
               -------------------
purchased by Company to make the Products shall be owned by Company and shall be insured against risk of loss by Company. Any components and materials purchased by Aastrom and delivered to Company for Company to use to make the Products shall be covered by Company's insurance policy for risk of loss while said items remain in Company's facility.

          2.6  Transit.  Company shall arrange for shipment of the Products by a
               -------
common carrier approved by Aastrom, to a destination specified by Aastrom. The costs of shipment and insurance during transit shall be borne by Aastrom. Title and risk of loss to the Products shall pass from Company to Aastrom when the Products are delivered to a common carrier for shipment to Aastrom's designation.

          2.7  Financial Condition.  Company and Aastrom shall each give written
               -------------------
notification to the other of any material adverse financial condition affecting either, including without limitation the lack of resources available to enable either to fully and promptly perform its obligations under this Agreement on schedule, and any other conditions which may jeopardize or impair the full and prompt performance by either of its obligations under this Agreement. Said notification shall be given within five (5) days after the occurrence or realization of said adverse condition.

     3.   Acceptance Procedures.  Delivery of each unit of the Product
          ---------------------
shall be deemed accepted by Aastrom unless Company is notified in writing of Aastrom's rejection of such delivery within thirty (30) days after the delivery date due to a non-conformance with the Specifications and/or the Manufacturing Drawings (which shall include acceptance criteria). In such case, Aastrom shall advise Company of Aastrom's acceptance criteria and the details of how Aastrom believes that there has been a non-conformance. In the event Company receives such notice and advise, Company shall diligently attempt to promptly resolve any such non-conformance. In the event Company cannot resolve any such non-conformance and deliver a Product that conforms to the Specifications and the Manufacturing Drawings within a time period not to exceed six (6) weeks of receipt of such notice, Aastrom may pursue remedies pursuant to Section 12 below.

     4.   Compensation.  Aastrom shall compensate Company for Company's
          ------------
assistance, manufacture and assembly of the Products on a "time and materials" basis, as further described on Exhibit B. Company shall submit to Aastrom a monthly invoice for said work, together with such supporting details as Aastrom may reasonably request. Aastrom shall pay said invoice within thirty (30) days after the invoice and supporting details are received by Aastrom.

     5.   Company's Warranty.  Company warrants that each unit of the
          ------------------
Product shall comply in all respects with the Specifications and the Manufacturing Drawings and shall be free from defects in material and workmanship. Company shall either repair or replace or provide to Aastrom full credit for the purchase price of any Product which Aastrom finds to be defective due to Company's failure to comply with said warranty. If credit is not given by Company, then any such warranty repairs or replacements shall be completed within a time period not to exceed six (6) weeks of the date on which Company receives notice of any such non-compliance. All shipping and other costs incurred in connection with the repair or replacement of any such non-complying Product shall be for the account of Company. Company further warrants that the manufacture, assembly and delivery of the Products hereunder shall be (i) in compliance with all applicable federal, state and local laws, rules, regulations and executive orders known or reasonably expected to be known by Company, and
(ii) performed in a professional, workmanlike manner in accordance with prevailing industry standards.

               THE WARRANTIES SET FORTH IN THIS SECTION 5 ARE EXCLUSIVE AND IN LIEU OF ANY AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED.


     6.   Records; Inspection.  Company shall keep accurate and complete
          -------------------
records with respect to its work and manufacture of the Product to the extent necessary to attempt to satisfy any FDA requirements and to verify the time worked and material costs invoiced by Company to Aastrom. At Aastrom's request, Company shall allow Aastrom or its accountant to inspect and audit such records. Additionally, at Aastrom's request, Company shall allow Aastrom and/or Aastrom's consultant (such consultant to be subject to Ethox's approval, and such approval will not be unreasonably withheld) to inspect the facility where the Products are manufactured. All inspections shall be upon reasonable notice and during regular business hours and shall require execution of confidentiality agreements satisfactory to Company.

     7.  Patent Infringement; Insurance.
         ------------------------------

         7.1  Patent Infringement.  Aastrom shall indemnify and hold Company
              -------------------
harmless from any loss, damage, or cost (including reasonable attorneys' fees and expenses) arising from any claim that the Product or its operation infringes a United States patent, trademark, copyright, or other proprietary right, including trade secrets. In the event any lawsuit for which indemnity is applicable, Aastrom will control the defense and selection of defense counsel, and Company will be entitled to participate therein (at Company's expense) by selecting co-counsel reasonably satisfactory to Aastrom. Aastrom shall have the right to direct and control such defense, to settle any dispute. Company shall be responsible for payment of any settlement to which Company has consented, and such consent shall not be unreasonably withheld. In conducting the defense and negotiating any settlement, Aastrom's counsel shall give due consideration to suggestions of Company's co-counsel.

         7.2  Insurance.  Company and Aastrom shall each provide and maintain
              ---------
$1 million comprehensive general liability insurance and product liability insurance . Company will furnish to Aastrom, and Aastrom will furnish to Company, certificates of insurance evidencing that such insurance is in effect. Aastrom's requirement hereunder is contingent upon its successful obtaining of such coverage.

     8.  Exclusivity.
         -----------

         8.1  Continuing Prohibition.  At all times both during and after the
              ----------------------
term of this Agreement, Company shall not make or sell, or enable others to make or sell, the Product which is the subject of this Agreement, excepting only for making and selling the Product for Aastrom.

         8.2  No Similar Product.  During the term of this Agreement,  (i)
              ------------------
Company shall not manufacture, assemble, produce, ship or in any other way make available for use or distribution, by any party other than Aastrom, any product or system which is functionally similar to the Product, and (ii) Company shall not in any way accept engagement with, or render service to, any other individual, firm or corporation, as a consultant, instructor, expert, designer, manufacturer or producer, or act in any other capacity, which engagement or rendition of services involves the development or production of any product or system which is functionally similar to the Product. As used in this section, a hematopoietic stem cell expansion product or system is not "functionally
                                                       ---
similar" if it utilizes distinctly different methods or distinctly different disposable components than are utilized for Aastrom's Product.

         8.3  Disclosure.  Company advises Aastrom that Company is currently
              ----------
manufacturing a line of products referred to as the Stericell product line which are used for cell culture, and a product named Stempak which is utilized for stem cell processing. In addition, Company has contract relationships, and is working with other companies to develop relationships, for cell processing devices which, to the best of Company's belief, function in a significantly different manner than Aastrom's Product.

     9.  Ownership of Technology; Confidentiality.
         ----------------------------------------

         9.1  Ownership of Technology.
              -----------------------

              (a) Except as set forth in Section 9.1(c) below, Aastrom shall retain and own all right, title, and interest in any invention, technology or development, whether or not patentable, which it now has or which arises in connection with the Product during the course of the Company's performance of this Agreement. Any invention made by Company in connection with Company's work with the Product, which invention is an improvement or variation to the Product, shall be owned by Aastrom and assigned to Aastrom by Company. Company shall cooperate with Aastrom and take all steps reasonably required, including executing assignments, to aid Aastrom in securing any patent or other protection which may be appropriate, and Aastrom shall bear the expense in connection therewith.

              (b) All tools and tooling which were paid for by Aastrom (either separately or as part of the price for the Product sold by Company to Aastrom) shall be owned by Aastrom. The Manufacturing Drawings (including the device master records) shall be owned by Aastrom.

              (c) Company shall retain all of its right, title, and interest in and to its proprietary knowledge in fabrication methods which it currently has, and in and to such additional knowledge in fabrication methods Company may develop at its sole expense (and for which Aastrom is not invoiced) as a part of the Company's performance of this Agreement. As to any fabrication methods developed by Company from efforts for which Aastrom is invoiced, said fabrication methods shall be deemed developed for Aastrom as a "work for hire," and Aastrom shall have sole ownership thereof. Company shall retain a royalty free license to make, use, sell or otherwise promote any such fabrication methods which are developed by Company but owned by Aastrom, so long as such undertaking does not directly or indirectly cause competition to Aastrom products or business activities.

         9.2  Confidential Information.  The parties recognize that during the
              ------------------------
course of Company's performance of this Agreement, it may be necessary that either or both parties be given access to certain Confidential Information of the other. The following subparagraphs shall be applicable to such Confidential Information and the words "Recipient" and "Disclosing Party" shall be interchangeable as between Aastrom and Company as appropriate under the circumstances.

              (a) Title to Confidential Information and Related Documents.
                  -------------------------------------------------------
Recipient hereby acknowledges that the Confidential Information and all related documents, drawings, sketches, designs, products, or samples disclosed or furnished hereunder are the sole and exclusive property of Disclosing Party. Recipient hereby agrees to return all such documents, drawings, sketches, designs, products, or samples furnished to it hereunder, together with all copies thereof except for one archive copy, promptly upon the request of Disclosing Party.

              (b) Nondisclosure or Use of Confidential Information.  Recipient
                  ------------------------------------------------
hereby agrees that it shall hold all Confidential Information disclosed to it in strict confidence, that it will use the same only for the purpose of performing this Agreement and for no other purpose whatsoever, and that it will not disclose the same to any third parties (except to its employees to the extent such disclosure is necessary for purposes of performing this Agreement) except to the extent Disclosing Party agrees to in writing.

              (c) Protection of Confidential Information. Recipient agrees that
                  --------------------------------------
it will observe reasonable precautions and procedures to protect and preserve all Confidential Information and related documents, drawings, sketches, designs, products, or samples disclosed or furnished to it hereunder, using such precautions which shall be no less rigorous than those used by Recipient to protect its own trade secrets and confidential data. In addition, Recipient warrants that it has or will obtain written agreements of confidentiality with its employees for the protection of information of the subject nature both during and after employment.

              (d) Confidential Information.  "Confidential Information" as used
                  ------------------------
herein shall mean all information, discoveries, inventions, improvements or innovations which are maintained as confidential by the party having the same. Provided, however, Confidential Information shall not include information, discoveries, inventions, improvements, or innovations (a) which at the time of disclosure is a part of the public domain; (b) which subsequently becomes a part of the public domain by publication or otherwise through no fault of Recipient;
(c) which Recipient can show was contained in its possession at the time of disclosure; (d) which is subsequently disclosed to Recipient by a third party not in violation of any rights of, or obligations to, Disclosing Party; or (e) which is disclosed in a patent or publication anywhere.

          9.3 Other Design Contractors.  To the extent any Confidential
              ------------------------
Information of Company is to be furnished to the Roecker Design Group or any Other Design Contractors, it shall be the obligation of Aastrom to provide Company with confidentiality agreements executed by such design contractors, and said confidentiality agreements shall be in a form reasonably acceptable to Company.

          9.4  Privacy of Agreement.  Neither party shall make any reference to
               --------------------
this Agreement or any provision hereof in any publicly disseminated literature, printed matter, or other publicity issued by or for it, except (i) as required by law, (ii) in connection with a public or private offer or sale of securities, a business collaboration or transaction, or a governmental or industry regulatory communication, or (iii) in a fashion and at a time mutually agreed upon by both parties after the execution of this Agreement. After release of the product for commercial sale, Company may add Aastrom to Company's list of customers and may show external product photographs for marketing purposes, and Aastrom may add Company to Aastrom's list of vendors and subcontractors.

     10.  Term.  The term of this Agreement shall commence on the date first
          ----
written above and shall continue in full force and effect until completion of Aastrom's need for the Products, or until terminated as set forth herein. Either party may terminate this Agreement without cause upon at least six (6) months' prior written notice. Upon any termination of this Agreement, (i) both parties shall fully perform all of their obligations accruing up through the date of termination and (ii) Company will immediately deliver to Aastrom the Manufacturing Drawings, all tools and tooling owned by Aastrom, and any prototypes, components, information, and work-in-process related to the Product. Additionally, to the extent applicable, the obligations under Sections 5, 6, 7, 8, 9 and 12 shall survive any termination of this Agreement.

     11.  Default and Termination.
          -----------------------

          11.1  Breach.  The occurrence of any one or more of the following
                ------
events shall constitute an event of default hereunder, and upon the expiration of any applicable time period for a cure, shall constitute a breach of this Agreement, giving rise to the rights identified in Section 11.2 hereof:

                (a) If Aastrom shall default hereunder in the payment of funds when due and such default continues for a period of thirty (30) days after written notice thereof;

                (b) If either party fails to faithfully perform or observe any agreement or condition to be performed by such party, and if such default continues for a period of thirty (30) days after written notice thereof, specifying the nature of such default;

                (c) If any proceeding is commenced by or for either party under any of the bankruptcy laws, or if either party is adjudged insolvent by any court, makes an assignment for the benefit of creditors, or enters into a general extension agreement with creditors;

                (d) If Company shall breach its obligation to timely give credit for or to repair any non-conforming Product prototype pursuant to Section 3; or

                (e) If either party shall breach its obligations set forth in Sections 8 or 9 hereof.

          11.2  Remedy.  In addition to all rights and remedies provided under
                ------
law, the nondefaulting party shall have the right, in the event of default, to terminate this Agreement and any obligations imposed on such nondefaulting party hereunder, provided, however, that, to the extent applicable, the obligations under Sections 5, 6, 7, 8, 9, and 13 shall survive any termination of this Agreement.

     12.  Miscellaneous.
          -------------

          12.1  Independent Contractors.  The relationship between Aastrom and
                -----------------------
Company hereunder shall be that of independent contractors, and nothing in this Agreement shall be deemed to constitute a joint venture, partnership, agency or employer/employee arrangement between the parties. Neither party shall have any authority or power to bind the other party or to contract in the name of, or make any representations or warranties, express or implied, on behalf of the other party, or otherwise create any liability against the other party in any way for any purpose.

          12.2  Causes Beyond Control.  The parties hereto shall not be
                ---------------------
responsible for any loss or breach due to delay in delivery or performance hereunder caused by governmental regulations, controls or directions, outbreak of a state of emergency, hostilities, civil commotion, riots, epidemics, acts of God, other natural casualties, fires, strikes, walkouts or other similar cause or causes beyond the control of the parties. In the event that any party shall be delayed in, or prevented from, performing its obligations under this Agreement as a result of any of the foregoing, such party shall promptly notify the other party of such delay or cessation in performance. In the event that such party is unable to resume performance hereunder within sixty (60) days of the date on which its performance was suspended, the other party shall have the right to terminate this Agreement upon ten (10) days prior written notice.

          12.3  Successors and Assigns.  Neither party shall have a right to
                ----------------------
assign, transfer or otherwise dispose of its rights under this Agreement or to assign the burdens hereof, without the prior written consent of the other party. Notwithstanding the foregoing, the rights and obligations of a party shall automatically transfer to a successor entity, without the need for any consent, in the event of a merger between the party and the successor, or in the event of a sale of substantially all of the assets of that party to the successors.

          12.4  Applicable Law.  The construction of this Agreement, and the
                --------------
rights and liabilities of the parties hereto, shall be governed by the laws of the State of Michigan.

          12.5  Severability.  Each term, condition or provision of this
                ------------
Agreement shall be viewed as separate and distinct, and in the event that any such term, condition or provision shall be held by a court of competent jurisdiction to be invalid, the remaining provisions shall continue in full force and effect.

          12.6  Entire Agreement; Modification and Waiver.  This Agreement
                -----------------------------------------
contains the entire agreement and understanding between the parties and supersedes all prior agreements and understandings between them relating to the subject matter hereof. This Agreement may not be amended or modified except by an instrument in writing, signed by duly authorized representatives of both parties. The waiver, express or implied, by any party of any right hereunder or of any failure to perform or breach hereof by any other party shall not be deemed to constitute a waiver of any other right hereunder or of any claim in respect of any other failure to perform or breach.

          12.7  Counterparts.  This Agreement may be executed in counterparts
                ------------
all of which together shall constitute one and the same instrument.

          12.8  Dispute Resolution.  Any controversy or claim arising out of or
                ------------------
relating to this Agreement, or the breach or interpretation hereof, shall be resolved through good faith negotiation between the principals of the parties hereto. Any controversy or claim not resolved by mutual agreement shall be submitted to binding arbitration in Cleveland, Ohio, or in such other city as the parties may mutually agree, in accordance with the rules of the American Arbitration Association ("AAA") as then in effect; and judgment upon the award rendered in such arbitration shall be final and may be entered in any court having jurisdiction thereof. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with the AAA. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. This agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law. The party most prevailing in said arbitration, as determined by the arbitrator based upon the parties' respective claims and positions, shall be entitled to recover from the non-prevailing party all attorneys' fees and other costs incurred in connection with the arbitration proceeding.

          12.9  Notices.  All notices and other communications permitted or
                -------
required under this Agreement shall be in writing and shall be deemed to have been given when received at the addresses set forth on the signature page hereof, or at such other address as may be specified by one party in writing to the other.

Said written notice may be given by mail, telecopy, rush delivery service, personal delivery or any other means.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                   AASTROM:

                                         AASTROM BIOSCIENCES, INC.
                                         a Michigan corporation

                                         By:
                                           Name:  /s/ R. DOUGLAS ARMSTRONG
                                                  ------------------------
                                           Title: President/CEO
                                                  ------------------------
                                         Address:   P. O. Box 376
                                                    Ann Arbor, MI 48106
                                                    Attn:  James Maluta
                                                    Fax:  (313) 665-0485

                                   COMPANY:

                                         ETHOX CORP.
                                         a New York corporation

                                         By:      /s/ FRANK P. WILTON
                                                  -------------------
                                           Name:  Frank P. Wilton
                                           Title: President
                                         Address:   251 Seneca Street
                                                    Buffalo, NY
                                                    Attn:  Frank P. Wilton
                                                    Fax:   (716) 842-4040

                                    EXHIBITS



     A         Description of Product (Bioreactor Assembly and Custom Tubing
               Kit)

     B         Company's Project Plan

     C         Specifications for the Product

     D         Manufacturing Drawings for the Product

                                   EXHIBIT A

                             Description of Product

          *








                    *CONFIDENTIAL PORTION REDACTED AND FILED
                         SEPARATELY WITH THE COMMISSION

                                   EXHIBIT  B

                             Company's Project Plan

                                  (Recital D)


1. Ethox Corp. is an independent, integrated manufacturer of disposable medical devices. Attached to this exhibit is a copy of the company's corporate brochure and booklet describing its sterilization and microbiological laboratory activities. In addition, attached is a summary sheet describing the techniques and materials with which Ethox routinely works. We believe that this information accurately describes the company's resources and activities.

2. Also attached to this exhibit is an updated and revised Exhibit B which was prepared by Ethox at the request of Aastrom including quotations/estimates for the fabrication of the Bioreactor, bag and tube sets, design engineering and Bioreactor and tube/bag set gamma sterilization validation. Because of changes in the materials and the design of the sets, this document is no longer current and accurate.

3. At the present time, Ethox is working with Aastrom on a time and materials basis for both the fabrication of the Bioreactors and the tube/bag sets.

4. At a future date when the design of the Bioreactors and tube/bag sets is frozen, Ethox will be in a position to submit pricing and estimates on future builds of these devices.

                                       *

                   *CONFIDENTIAL PORTION REDACTED AND FILED
                        SEPARATELY WITH THE COMMISSION

                                   EXHIBIT B
                                  (Continued)

                                   EXHIBIT C

                         Time and Quantity Schedule --
                              Preproduction Units

                                                                      Completion
                                                                         Date
                                                                      ----------
Time Schedule:
-------------

     Reliability prediction                                                *

     Preliminary review with UL, CSA, TUV                                  *

     Release of printed circuit board                                      *

     Release of electro-mechanical subsystems
      and enclosures                                                       *

     Delivery of pre-production units

          10 Biochamber Incubation Units                                   *
          20 Biochamber Incubation Units                                   *
          20 Biochamber Incubation Units                                   *
          15 Inoculation/Harvest Units                                     *
          15 Monitors                                                      *

     Software validation testing complete                                  *

     Delivery of system racks                                              *

                                                                         Maximum
                                                            Pre-production Units
                                                            (Schedule E Pricing)
                                                            --------------------
Quantity:
--------
     Biochamber incubation units                                              75

     Biochamber incubation unit monitor modules                               35

     Inoculation harvest units                                                35

     Rack                                                                     35

     SeaMED hereby agrees to perform the tasks and to manufacture and deliver the units as specified above.

                    *CONFIDENTIAL PORTION REDACTED AND FILED
                         SEPARATELY WITH THE COMMISSION

                                  EXHIBIT  C-1

                      Pricing for Precommercial Units/1/

Material Cost                       Actual Cost                       xx

Material Burden                     *                                 xx

Outpatient Services                 Actual Cost                       xx

Direct Labor, Assembly & Testing    * per direct hour of labor        xx
                                                                   -----
                                               Subtotal:            xxxx

Other Manufacturing                 * of the above subtotal            x
                                                                   -----

                                               Total Cost:          xxxx
                                                                   -----

Total Price                         *  x Total Cost                xxxxx

                                       *

______________
/1/ Subject to pricing methodology definitions and consideration for pricing schedule specified in Exhibit F, Section 4.1.


                  *CONFIDENTIAL PORTION REDACTED AND FILED
                        SEPARATELY WITH THE COMMISSION

                                   EXHIBIT D

                 Manufacturing Drawings (Device Master Record)
                                for the Product


                          AASTROM BIOREACTOR PROJECT
                          DESIGN STATUS AS OF 9/26/94

          Device Master Records for Aastrom Products: (With EC Level)
          -----------------------------------------------------------
950083700      Bioreactor (P4885)             950083200    Waste Bag Assy (4841)
950083300      Harvest Bag Assy (4841)        950083000    Stopcock & Filter Assy (4841)
950083500      Harvest Reagent Assy (4841)    950086400    Media Supply Tube (Blank)
950083100      Prime Tube Assy (4841)         950086500    Gas Supply Tube (Blank)

          Raw Material Specifications For The Bioreactor Parts:
          -----------------------------------------------------
302601700      Top                            302602600    Retaining Ring
302602300      Cell Bed                       505045800    Bioreactor Label
302602400      Base                           202258501    Packing Tube
302601800      Center Port                    666705100    Header Bag
302601900      Membrane                       302513900    Bubble Pack
302602000      Perimeter O-Ring               555786200    Ctn. Label
302602100      Center O-Ring                  689580000    Carton
302602500      Cell Bed O-Ring                302601500    Perimeter Screw
302602200      Hex Nut                        302601600    Perimeter Clamp
302543500      Male Luer Cap

          Bioreactor Drawings (Ethox Drawing Numbers):
          --------------------------------------------
Bioreactor Top                             D-4793 Rev. Blank
Bioreactor Center Port                     D-4794 Rev. Blank
Bioreactor Top                             D-4795 Rev. Blank
Bioreactor Base                            D-4796 Rev. Blank
Bioreactor Isometric                       D-4797 Rev. Blank
Bioreactor Packaging                       D-4798 Rev. Blank
Bioreactor Mfg. Flow Chart                 C-4911 Rev. Blank

          Tube Set Drawings:
          -----------------
Waste Bag                                  C-4726 Rev. A
Harvest Bag                                C-4727 Rev. C
Stopcock & Filter Assy                     B-4728 Rev. B
Prime Tube Assy                            C-4729 Rev. A
Waste Bag Assy                             C-4730 Rev. D
Harvest Bag Assy                           C-4731 Rev. D
Harvest Reagent Tube Set                   C-4733 Rev. C
Media Supply Tube Set                      C-4909 Rev. A
Gas Supply Tube Set                        B-4910 Rev. A
Mixing Y                                   B-4721 Rev. A
Winged Adapter                             B-4722 Rev. A
Male luer Adapter                          B-4723 Rev. A

          Tooling Drawings
          ----------------
Waste Bag Periph #1                        C-4719 Rev. Blank
Waste Bag Flange Tool                      C-4932 Rev. Blank
Waste Bag Periph (Proto)                   D-4929 Rev. Blank

     MANUFACTURING/PROCESSING TECHNOLOGIES AND MATERIALS
     CURRENTLY BEING PROCESSED AND UTILIZED BY ETHOX CORP.
     ------------------------------------------------------

     A.    Manufacturing/Processing Technologies
           -------------------------------------
                            *



     B.    Materials Processed and Utilized
           --------- --------- --- --------
                        *
[LOGO OF ETHOX CORP. APPEARS HERE]


                   *CONFIDENTIAL PORTION REDACTED AND FILED
                        SEPARATELY WITH THE COMMISSION